                                                               Exhibit (d)(1)(a)

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                            (Effective May __, 2000)


Funds of the Trust                                            Advisory Fees
------------------                                            -------------

Total Return Fund                           0.60%    on assets up to $1 billion
                                            0.575%   on assets of $1 billion and more but less
                                                      than $2 billion
                                            0.55%    on assets of $2 billion and more but less
                                                      than $5 billion
                                            0.50%    for assets of $5 billion and more

Capital Appreciation Fund                   0.60%    on assets up to $1 billion
                                            0.575%   on assets of $1 billion and more but less
                                                      than $2 billion
                                            0.55%    on assets of $2 billion and more but less
                                                      than $5 billion
                                            0.50%    for assets of $5 billion and more

Government Bond Fund                        0.50%    on assets up to $1 billion
                                            0.475%   on assets of $1 billion and more but less
                                                      than $2 billion
                                            0.45%    on assets of $2 billion and more but less
                                                      than $5 billion
                                            0.40%    for assets of $5 billion and more

Money Market Fund                           0.40%    on assets up to $1 billion
                                            0.38%    on assets of $1 billion and more but less
                                                      than $2 billion
                                            0.36%    on assets of $2 billion and more but less
                                                      than $5 billion
                                            0.24%    for assets of $5 billion and more
-------------------------------------------------------------------------------------------------


Nationwide Balanced Fund                    0.75% of the Fund's average daily net assets

Nationwide Equity Income Fund               0.80% of the Fund's average daily net assets

Nationwide Global 50 Fund                   1.00% of the Fund's average daily net assets
(formerly Nationwide Global Equity Fund)

Nationwide High Income Bond Fund            0.80% of the Fund's average daily net assets

Nationwide Multi Sector Bond Fund           0.75% of the Fund's average daily net assets

                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Investment Advisory Agreement
                                    Page Two
                            (Effective May __, 2000)


Funds of the Trust                                            Advisory Fees
------------------                                            -------------

Nationwide Mid Cap Index Fund                          0.50% of the Fund's average daily net assets

Nationwide Small Cap Growth Fund                       1.10% of the Fund's average daily net assets
(formerly Nationwide Select Advisers
Small Cap Growth Fund)

Nationwide Small Cap Value Fund                        0.90% of the Fund's average daily net assets

Nationwide Strategic Growth Fund                       0.90% of the Fund's average daily net assets

Nationwide Strategic Value Fund                        0.90% of the Fund's average daily net assets

Nationwide Income Fund                                 0.45% of the Fund's average daily net assets

Nationwide Small Company Fund                           0.93% on assets up to $250 million
                                                        0.95% on the next $750 million
                                                        0.96% on assets of $1 billion and more

Nationwide New Economy Fund                             1.03% of the Fund's average daily net assets

Nationwide International Equity Fund                    0.83% of the Fund's average daily net assets
         (effective June __, 2000)

Nationwide Global Technology and                        0.98% of the Fund's average daily net assets
         Communications Fund
         (effective June ___, 2000)

Nationwide Global Life Sciences Fund                    0.53% of the Fund's average daily net assets
         (effective June __, 2000)

Nationwide Growth Focus Fund                            0.90% on assets up to $500 million
                                                        0.80% on the next $1.5 billion in assets
                                                        0.75% on assets of $2 billion and more


Performance Fee for the Nationwide Growth Focus Fund
----------------------------------------------------


This base advisory fee listed above is adjusted each quarter, beginning one year after commencement of operations, depending on the Nationwide Growth Focus Fund's investment performance for the 36 months* preceding the end of that month, relative to the investment performance of the Fund's benchmark, the Russell 1000 Growth Index. The base fee is either increased or decreased by the following amounts at each breakpoint, based on whether the Fund has out- or under-performed the Russell 1000 Growth Index by more or less than 4%:

For assets up to $500 million                        +/- 22 basis points
Next $1.5 billion in assets                          +/- 18 basis points
Assets of $2 billion and more                        +/- 16 basis points

The investment performance of the Nationwide Growth Focus Fund will be the sum of: (1) the change in the Fund's value during such period; (2) the value of the Fund's cash distributions (from net income and realized net gains) having an ex-dividend date during such calculation period; and (3) the value of any capital gains taxes paid or accrued during such calculation period for undistributed realized long-term capital gains from the Fund. For this purpose, the value of distributions per share of realized capital gains, of dividends per share paid from investment income and of capital gains taxes per share reinvested in the Fund at the Fund's value in effect at the close of business on the record date for the payment of such distributions and dividends and the date on which provision is made for such taxes, after giving effect to such distribution, dividends and taxes.

Russell 1000 Growth Index Performance:

The performance of the Russell 1000 Growth Index for a calculation period, expressed as a percentage of the Russell 1000 Growth Index, at the beginning of such period will be the sum of: (1) the change in the level of the Russell 1000 Growth Index during such period; and (2) the value, as calculated consistent with the Russell 1000 Growth Index, of cash distributions having an ex-dividend date during such period made by those companies whose securities comprise the Russell 1000 Growth Index. For this purpose, cash distributions on the securities that comprise the Russell 1000 Growth Index will be treated as if they were reinvested in the Russell 1000 Growth Index at least as frequently as the end of each calendar quarter following payment of the dividend.

* After the first twelve months of operations of the Fund, the performance fee will be phased in on a progressive basis over the next 24 months. The performance fee will be calculated on a progressive basis by multiplying the applicable fee by a fraction, the numerator of which is the number of months since commencement of operations and the denominator of which is 36 (the total phase in period). Beginning thirty six months after commencement of operations, the performance fee will be applied completely.

                                    ADVISER
                                    VILLANOVA MUTUAL FUND CAPITAL TRUST


                                    By:
                                        -----------------------------------
                                    Name:
                                    Title:


                                    TRUST
                                    NATIONWIDE SEPARATE ACCOUNT TRUST


                                    By:
                                        -----------------------------------
                                    Name:
                                    Title: